Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 18, 2010 (relating to the combined financial statements and financial statement schedule of CS Properties for the year ended December 31, 2007), in Amendment No. 1 to the Registration Statement on Form S-11 (Form S-11 No. 333-166733) and related Prospectus of Clearview Hotel Trust, Inc. dated June 18, 2010.

/s/ Ernst & Young LLP

Cincinnati, Ohio

June 18, 2010